UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2020

PULMATRIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36199	46-1821392
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

99 Hayden Avenue, Suite 390

Lexington, MA 02421

(Address of principal executive offices) (Zip Code)

(781) 357-2333

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	PULM	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01. Other Events.

On July 10, 2020, the joint steering committee established by Pulmatrix, Inc. (the “Company”) and Cipla Technologies, LLC (“Cipla”), with whom the Company entered into a development and commercialization agreement on April 15, 2019 for the development and commercialization of Pulmazole, determined to terminate the Company’s Phase 2a clinical study of Pulmazole. Upon renegotiation of the Company’s development and commercialization agreement with Cipla, the Company expects to initiate a new Phase 2b clinical study, which, based upon a recently completed 6-month inhalation toxicology study in dogs, would be of longer duration and include efficacy primary endpoints, whereas the current Phase 2a study is of 28-day duration with safety and tolerability as its primary endpoint. There can be no assurance that the Company will be able to renegotiate its development and commercialization agreement with Cipla on favorable terms, or at all. If Cipla does not agree to initiate a new Phase 2b study or the Company and Cipla cannot agree on how the costs of such new Phase 2b study should be allocated among the Company and Cipla, the Company may be forced to suspend the continued development of Pulmazole.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULMATRIX, INC.

Date: July 13, 2020	By:	/s/ Teofilo Raad
Teofilo Raad
Chief Executive Officer